Exhibit 99.2

26/F HKRI Centre One, HKRI Taikoo Hui,
288 Shimen Road (No. 1),
Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

LEGAL OPINION

To         Uxin Limited.

2-5/F, Tower E, LSHM Centre,

No. 8, Guangshun South Avenue,

Chaoyang District, Beijing 100102

People’s Republic of China

RE                              The Listing of Uxin Limited on the NASDAQ Stock Market

May 28, 2018

Dear Sirs:

1.                            We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 4). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.                            We act as PRC counsel to Uxin Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the proposed initial public offering (the “Offering”) by the Company of certain number of American Depositary Shares (“ADSs”) in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended), and (b) the Company’s proposed listing of the ADSs on the NASDAQ Stock Market.

3.                            In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all

Beijing Head Office	Shenzhen Office	Dalian Office	Tianjin Office	New York Office
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Shanghai Office	Guangzhou Office	Haikou Office	Hong Kong Office	Silicon Valley Office
Tel: (86-21) 5298-5488	Tel: (86-20) 2805-9088	Tel: (86-898) 6851-2544	Tel: (852) 2167-0000	Tel: (1-888) 886-8168
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documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

4.                            The following terms as used in this Opinion are defined as follows:

“Boyu”	means Boyu Finance Lease (Tianjin) Co., Ltd.

“Fengshun Lubao”	means Beijing Fengshun Lubao Vehicle Auction Co., Ltd.

“Founder”	means Mr. Kun Dai.

“Government Agency”	means any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any of the PRC Operating Entities in the PRC.

“Governmental Authorization”	means all consents, approvals, authorizations, permissions, orders, registrations, filings, licenses, clearances and qualifications of or with any Government Agency.

“Kai Feng”	means Kai Feng Finance Lease (Hangzhou) Co., Ltd.

“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009.

“PRC Group Companies”

means the PRC Subsidiaries, the Variable Interest Entities and the subsidiaries of the Variable Interest Entities as set out in Schedule 1 attached hereto. “PRC Group Company” shall be construed accordingly.

“PRC Shareholders “	means, collectively, the Founder, Beijing Minsi Lianhua Investment Management Co., Ltd., Yishouche and Shanghai Fengshang Equity Investment Fund Partnership (Limited Partnership).

“PRC Laws”	mean any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiaries”	mean any and all subsidiaries of the Company established in the PRC which are, directly or indirectly, owned by the Company.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Variable Interest Entities”	means Youxin Internet (Beijing) Information Technology Co., Ltd., Youxin Yishouche (Beijing) Information Technology Co., Ltd., and Beijing Fengshun Lubao Vehicle Auction Co., Ltd.

“Xinhong Shanghai”	means Xinhong (Shanghai) Information Technology Co., Ltd.

“Youfang”	means Youfang (Beijing) Information Technology Co., Ltd.

“Yougu”	means Yougu (Shanghai) Information Technology Co., Ltd.

“Youlu”	means Youlu (Shanghai) Information Technology Co., Ltd.

“Youqin”	means Youqin (Shanxi) Finance Lease Co., Ltd.

“Youxin Lubao”	means Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd.

“Youxin Hulian”	means Youxin Internet (Beijing) Information Technology Co., Ltd.

“Youxinpai”	means Youxinpai (Beijing) Information Technology Co., Ltd.

“Youxin Shanghai”	means Youxin (Shanghai) Used Car Business Co., Ltd.

“Youxin Shuxiang”	means Youxin Shuxiang (Beijing) Information Technology Co., Ltd.

“Yishouche”	means Youxin Yishouche (Beijing) Information Technology Co., Ltd.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

5.                            Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)             Incorporation and Existence of PRC Group Companies. Each of the PRC Group Companies has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws.

(2)             Corporate Structure. The descriptions of the corporate structure of the PRC Group Companies and the arrangements and agreements relating to the Company’s corporate structure (the “VIE Agreements”) set forth in “Corporate History and Structure” section of the Registration Statement are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects.

(3)             VIE Agreements

(a)             Each of the VIE Agreements has been duly authorized, executed and delivered by the applicable PRC Group Companies and PRC Shareholders who are parties thereto; each of the applicable PRC Group Companies and PRC Shareholders has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each of the applicable PRC Group Companies and PRC Shareholders has the power and capacity (corporate or otherwise) to enter into and to perform its/his obligations under such VIE Agreements.

(b)             Both currently and immediately after giving effect to this Offering, the contractual arrangements among Youxinpai, Youxin Hulian and its shareholders governed by PRC law are legal, valid, binding and enforceable.

(c)              Both currently and immediately after giving effect to this Offering, the contractual arrangements among Youxin Lubao, Fengshun Lubao and its shareholders governed by PRC law are legal, valid, binding and enforceable.

(d)             Both currently and immediately after giving effect to this Offering, the contractual arrangements among Yougu, Yishouche and its shareholders governed by PRC law are legal, valid, binding and enforceable.

(e)              Except as disclosed in the Registration Statement, no Governmental Authorizations are required under the PRC Laws in connection with the VIE Agreements or the performance of the terms thereof other than those already obtained, provided, however, any exercise by Youxinpai, Youxin Lubao or Yougu of their rights will be subject to: (a) the approval of and/or registration with the Governmental Agencies for the resulting equity transfer; and (b) the exercise price for equity transfer under the VIE Agreements complying with the PRC Laws.

(f)               Except as disclosed in the Registration Statement, each of the VIE Agreements does not and the execution and delivery thereof by the parties thereto, the due performance by each of the parties thereto of its obligations thereunder, and the due consummation by each of the parties thereto of the transactions contemplated therein, did not, do not and will not (A) result in any violation of the provisions of articles of association or business license of such party that is a PRC Group Company or any Governmental Authorization, as applicable; (B) result in any violation of or penalty under any PRC Laws or any decree, judgment or order of any Government Agency or any court in the PRC applicable to such party that is a PRC Group Company or the Founder; (C) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Material Contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or any other material agreement or instrument governed by the PRC Laws to which any such party that is a PRC Group Company or the Founder a party or by which any of them is bound or to which any of their property or assets is subject.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to Our Corporate Structure” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(4)             M&A Rules. The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of PRC.

Based on our understanding of the PRC Laws that the CSRC’s approval is not required for the listing and trading of the Company’s ADSs on the NASDAQ Stock Market in the context of this Offering, given that (1) Youxinpai, Kai Feng, Boyu, Youxin Lubao, Youfang, Youxin Shuxiang, Yougu, Youxin Shanghai, Xinhong Shanghai, Youlu and Youqin were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company; and (2) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

The statements set forth in the Prospectus under the captions “Risk Factors —Risks Related to Doing Business in China —The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(5)             Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest.

(6)             Taxation. The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(7)             Statements in the Prospectus. The statements in the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, “Management”, “Related Party Transactions”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

6.                            This opinion is subject to the following qualifications:

(1)             This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(2)             This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(3)             This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank.]

[Signature Page]

Yours faithfully,

/s/ JunHe LLP
[JunHe LLP]

SCHEDULE 1

List of the PRC Group Companies

A.                PRC Subsidiaries

1                     Youxinpai (Beijing) Information Technology Co., Ltd. (“优信拍（北京）信息科技有限公司” in Chinese), wholly owned by Uxin Hong Kong Limited (優信互聯香港有限公司); and

First tiered companies of which 100% equity interests are directly owned by Youxinpai (Beijing) Information Technology Co., Ltd.:

1.1           Baogu Automobile Technology Services (Beijing) Co., Ltd. (“宝固汽车技术服务（北京）有限公司” in Chinese);

1.2           Guangzhou Youxin Yuecheng Second Hand Car Services Co., Ltd. (“广州市优信粤诚二手车服务有限公司” in Chinese);

1.3           Youhan (Shanghai) Information Technology Co., Ltd. (“上海优晗信息科技有限公司” in Chinese);

1.4           Youxin (Shanghai) Auction Co., Ltd. (“优信（上海）拍卖有限公司” in Chinese);

1.5           Youxin Automobile Online Trade Market Service Co., Ltd. (“优新机动车网上交易市场服务有限公司” in Chinese);

2                     Kai Feng Finance Lease (Hangzhou) Co., Ltd. (“凯枫融资租赁（杭州）有限公司” in Chinese);

First tiered companies of which 100% equity interests are directly owned by Kai Feng Finance Lease (Hangzhou) Co., Ltd.:

2.1           Shenzhen Youxin Pengda Second Hand Car Brokerage Co., Ltd. (“深圳市优信鹏达二手车经纪有限公司” in Chinese);

3                     Boyu Finance Lease (Tianjin) Co., Ltd. (“博裕融资租赁（天津）有限公司” in Chinese);

4                     Youqin (Shanxi) Finance Lease Co., Ltd. (“优秦（陕西）融资租赁有限公司” in Chinese);

5                     Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd. (“北京优信丰顺路宝机动车拍卖有限公司” in Chinese);

SCHEDULE 1

6                     Youlu (Shanghai) Information Technology Co., Ltd. (“优辂（上海）信息科技有限公司” in Chinese);

7                     Youfang (Beijing) Information Technology Co., Ltd. (“优舫（北京）信息科技有限公司” in Chinese);

8                     Youxin Shuxiang (Beijing) Information Technology Co., Ltd. (“优信数享（北京）信息技术有限公司” in Chinese);

9                     Yougu (Shanghai) Information Technology Co., Ltd. (“优估（上海）信息科技有限公司” in Chinese) and;

First tiered companies of which 100% equity interests are directly owned by Yougu (Shanghai) Information Technology Co., Ltd.:

9.1           Youxuan (Beijing) Information Technology Co., Ltd. (“优轩（北京）信息科技有限公司” in Chinese);

9.2           Youzhen (Beijing) Business Consulting Co., Ltd. (“优臻（北京）商务咨询有限公司” in Chinese);

First tiered companies of which 51% equity interests are directly owned by Yougu (Shanghai) Information Technology Co., Ltd.:

9.3           Beijing Youxin Chefang Automobile Technology Services Co., Ltd. (“北京优信车坊汽车技术服务有限公司” in Chinese);

Second tiered companies of which 51% equity interests are indirectly owned by Yougu (Shanghai) Information Technology Co., Ltd.:

9.3.1                    Beijing Jieyitong Automobile Maintenance Co., Ltd.  (“北京捷翼通汽车修理有限公司” in Chinese), wholly owned by Beijing Youxin Chefang Automobile Technology Services Co., Ltd.;

10              Youxin (Shanghai) Used Car Business Co., Ltd. (“优歆（上海）二手车经营有限公司” in Chinese); and

First tiered companies of which 100% equity interests are directly owned by Youxin (Shanghai) Used Car Business Co., Ltd.:

10.1                       Youyuan (Beijing) Information Technology Co., Ltd. (“优辕（北京）信息科技有限公司” in Chinese);

SCHEDULE 1

11              Xinhong (Shanghai) Information Technology Co., Ltd. (“新宏（上海）信息科技有限公司” in Chinese).

B.                Variable Interest Entities and their respective subsidiaries

1.                  Youxin Internet (Beijing) Information Technology Co., Ltd. (“优信互联（北京）信息技术有限公司” in Chinese), the variable interest entity of Youxinpai (Beijing) Information Technology Co., Ltd. and

First tiered companies of which 100% equity interests are directly owned by Youxin Internet (Beijing) Information Technology Co., Ltd.:

1.1           Youtu (Beijing) Transportation Agent Co., Ltd. (“优途（北京）运输代理有限公司” in Chinese);

1.2           Youxinpai (Beijing) Second Hand Car Appraisal and Evaluation Co., Ltd. “优信拍（北京）二手车鉴定评估有限公司” in Chinese;

1.3           Youxinpai (Beijing) Auction Co., Ltd. (“优信拍（北京）拍卖有限公司” in Chinese);

1.4           Youxinhulian (Beijing) Business and Trade Co., Ltd. (“优信互联（北京）商贸有限公司” in Chinese);

1.5           Shenzhen Youxin Pengcheng Second Hand Car Trade Market Co., Ltd. (“深圳市优信鹏城二手车交易市场有限公司” in Chinese);

First tiered companies of which 73% equity interests are directly owned by Youxin Internet (Beijing) Information Technology Co., Ltd.:

1.6           Beijing Youxin Yilian Investment Co., Ltd. (“北京优信易联投资有限公司” in Chinese);

Second tiered companies of which 100% equity interests are indirectly owned by Youxin Internet (Beijing) Information Technology Co., Ltd.:

1.3.1                    Sichuan Youxinpai Auction Co., Ltd. (“四川优信拍拍卖有限公司” in Chinese), wholly owned by Youxinpai (Beijing) Auction Co., Ltd.;

Second tiered companies of which 73% equity interests are indirectly owned by Youxin Internet (Beijing) Information Technology Co., Ltd.:

SCHEDULE 1

1.6.1                    Chengdu Youxin Jincheng Second Hand Car Market Co., Ltd. (“成都优信锦城二手车市场有限公司” in Chines” in Chinese e), wholly owned by Beijing Youxin Yilian Investment Co., Ltd.

2                     Youxin Yishouche (Beijing) Information Technology Co., Ltd. (“优信易手车（北京）信息技术有限公司” in Chinese), the variable interest entity of Yougu (Shanghai) Information Technology Co., Ltd. and

First tiered companies of which 100% equity interests are directly owned by Youxin Yishouche (Beijing) Information Technology Co., Ltd.:

2.1           Chebole (Beijing) Information Technology Co., Ltd. (“车伯乐（北京）信息科技有限公司” in Chinese), which was previously named as Banmaxiu (Beijing) Information Technology Co., Ltd. (“斑马秀（北京）信息科技有限公司” in Chinese);

2.2           Beijing Youxin Ruida Assets Management Co., Ltd. (“北京优信睿达资产管理有限公司” in Chinese).

3                     Beijing Fengshun Lubao Vehicle Auction Co., Ltd. (“北京丰顺路宝机动车拍卖有限公司” in Chinese), the variable interest entity of Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd. and

First tiered companies of which 100% equity interests are directly owned by Beijing Fengshun Lubao Vehicle Auction Co., Ltd.:

3.1           Shanghai Fengshun Lubao Vehicle Auction Co., Ltd.(“上海丰顺路宝机动车拍卖有限公司” in Chinese);

3.2           Tianjin Fengshun Lubao Vehicle consulting Co., Ltd. (“天津丰顺路宝机动车信息咨询服务有限公司” in Chinese).

SCHEDULE 1